                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                         52-1947746
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                              12975 Worldgate Drive
                             Herndon, Virginia 20710
                                 (703) 639-6300
               (Address of Principal Executive Offices) (Zip Code)

        e.spire Communications, Inc. Annual Performance Plan, as amended
                            (Full title of the plan)

                            Juliette Williams Pryor.
                          e.spire Communications, Inc.
                              12975 Worldgate Drive
                             Herndon, Virginia 20710

                                 (703) 639-6300
               (Name and address of agent for service of process)

                         CALCULATION OF REGISTRATION FEE

    Title of Each Class of             Amount of Shares to be          Proposed Maximum              Proposed Aggregate
 Securities to be Registered                 Registered             Offering Price Per Share           Offering Price
Common Stock                              1,600,000 (2)               $ 4.78125 (1)                      $ 7,650,000
$.01 par value per Share

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the high and low price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on June 5, 2000.

(2) Represents Common Stock issued under the e.spire Communications, Inc. Annual Performance Plan.

       This Registration Statement relates to the registration of 1,600,000 additional shares of Common Stock, par value $0.01 per share, of e.spire Communications, Inc., issued pursuant to the e.spire Communications, Inc. Annual Performance Plan f/k/a American Communications Services, Inc. Annual Performance Plan for which a registration statement on Form S-8 (the "Form S-8, Registration No. 333-47869") is effective. The contents of the Form S-8, Registration No. 333-47869, are incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on June 8, 2000.

                                e.spire Communications, Inc.
                                (Registrant)

                                By:     /s/
                                   --------------------------------
                                George F. Schmitt, Chairman and
                                  Acting Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Schmitt and Juliette Williams Pryor as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    /s/                                 Chairman of the Board and                  June 8, 2000
---------------------------------       Acting Chief Executive  Officer
George F. Schmitt                       (Principal Executive Officer)


                                        Interim Chief Financial Officer
      /s/                               (Principal Financial Officer)              June 8, 2000
---------------------------------
Bradley E. Sparks


                                        Interim Chief Accounting
      /s/                               Officer                                    June 8, 2000
---------------------------------
Sean S. Scarlis                         (Principal Accounting Officer)


                                        Vice Chairman of the Board                 June ___, 2000
----------------------------------
William R. Huff


                                        Director                                   June ___, 2000
----------------------------------
Edwin M. Banks


        /s/                             Director                                   June 8, 2000
----------------------------------
Peter C. Bentz


 /s/                                    Director                                   June 8, 2000
----------------------------------
Frederick Galland


                                        Director                                   June ___, 2000
---------------------------------
Christopher L. Rafferty


               /s/
---------------------------------
Joseph R. Thornton                      Director                                   June 8, 2000




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INDEX TO EXHIBITS

       The following are filed as exhibits or incorporated by reference into this Registration Statement:

Exhibit                          Description                                           Exhibit No. or
Number                           -----------                                           Incorporation
------                                                                                 by Reference
                                                                                       ------------
4.1                            Third Amended and Restated                     Exhibit to Form S-8 Registration
                               Certificate of Incorporation of                  Statement, File No. 333-58457
                               e.spire Communications, Inc. (the
                               "Company")


4.2                            Amended and Restated By-laws of                              E-1
                               e.spire Communications, Inc., as
                               amended


4.3                            Certificate of Designation Series A            Exhibit to Form 10-K filed for the
                               Convertible Preferred Stock                      fiscal year ended December  31, 1999.


5.1                            Opinion of Juliette Williams Pryor, Esq.                     E-2



23.1                           Consent of Juliette Williams Pryor, Esq.                     E-2
                               (contained in opinion filed as
                               Exhibit 5.1)

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
23.2                           Consent of KPMG LLP                                          E-3


24.1                           Power of Attorney                                              *






                *Powers of attorney are contained in signatures.